Exhibit 10.2

SECOND LIEN NOTES SECURITY AGREEMENT

This SECOND LIEN NOTES SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of May 30, 2003, is made by HARD ROCK HOTEL, INC., a Nevada corporation (“Grantor”), in favor of U.S. BANK NATIONAL ASSOCIATION (“Collateral Agent”), as the indenture trustee and collateral agent under that certain Indenture (the “Indenture”) dated May 30, 2003 entered into by Grantor in favor of Collateral Agent, as trustee and collateral agent under the Indenture for the benefit of each of the noteholders described therein (the “Noteholders” and, together with the Collateral Agent, each a “Secured Party” and, collectively, the “Secured Parties”), with reference to the following facts:

RECITALS

A.            The Collateral Agent is the indenture trustee for the 8 7/8% Second Lien Notes Due 2013 (“Notes”) pursuant to the Indenture.  The Noteholders have purchased beneficial interests in the Notes, as described in the Indenture.  Collateral Agent, as indenture trustee for the Notes, holds the liens and security interests granted in this Agreement as collateral agent for the benefit of the Noteholders.

B.            The Indenture provides, as a condition of the Notes, that Grantor execute a security agreement and grant security interests as therein provided, and Grantor has covenanted to cause any Subsidiary hereafter formed or acquired by Grantor to enter into a joinder hereto.

C.            PURSUANT TO AN INTERCREDITOR AGREEMENT DATED AS OF MAY 30, 2003, THE LIENS GRANTED PURSUANT TO THIS INSTRUMENT ARE SUBJECT AND SUBORDINATE TO THE LIENS GRANTED TO BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT.

AGREEMENT

NOW, THEREFORE, in order to induce the Noteholders to purchase interests in the Notes, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Grantor hereby represents, warrants, covenants, agrees and grants as follows:

1.             Definitions.  This Agreement is the Security Agreement referred to in the Indenture.  This Agreement is one of the “Collateral Documents” referred to in the Indenture.  Terms defined in the Indenture and not otherwise defined in this Agreement shall have the meanings assigned to those terms in the Indenture.  Terms defined in the UCC (defined below) and not otherwise defined in this Agreement or in the Indenture shall have the meanings assigned to those terms in the UCC.  As used in this Agreement the term “including” shall indicate an example and not a limitation.  As used in this Agreement, the following terms shall have the meanings respectively set forth after each:

“Agreement” has the meaning set forth in the preamble hereof.

“Collateral” means and includes all present and future right, title and interest of Grantor in or to any Property or assets whatsoever, and all rights and powers of Grantor to transfer any interest in or to any Property or assets whatsoever, including any and all of the following Property:

(a)           All present and future Accounts, accounts receivable, agreements, contracts, leases, contract rights, rights to payment, Instruments, Documents, Chattel Paper, security agreements, guaranties, Letter-of-Credit Rights and letters of credit, undertakings, surety bonds, insurance policies (whether or not required by the terms of the Indenture), notes and drafts, and all forms of obligations owing to Grantor or in which Grantor may have any interest, however created or arising and whether or not earned by performance, and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such Accounts, accounts receivable, agreements, contracts, leases, contract rights, rights to payment, Instruments, Documents, Chattel Paper, security agreements, guaranties, Letter-of-Credit Rights and letters of credit, undertakings, surety bonds, insurance policies, notes and drafts (the foregoing in this clause (a) together with Deposit Accounts and General Intangibles, to the extent not referred to in any of clauses (b) through (l) below, collectively referred to herein as the “Receivables”);

(b)           All present and future General Intangibles, all tax refunds of every kind and nature to which Grantor now or hereafter may become entitled, however arising, all other refunds, and all deposits, reserves, loans, royalties, cost savings, deferred payments, goodwill, choses in action, liquidated damages, rights to indemnification, trade secrets, computer programs, software, customer lists, trademarks, trade names, patents, permits, licenses (except for gaming licenses and liquor licenses, that are not transferable), copyrights, technology, processes, proprietary information and insurance proceeds of which Grantor is a beneficiary;

(c)           Whether characterized as accounts, general intangibles or otherwise, all rents (including prepaid rents, fixed, additional and contingent rents), issues, profits, receipts, earnings, revenue, income, security deposits, occupancy charges, hotel room charges, cabana charges, casino revenues, show ticket revenues, food and beverage revenues, room service revenues, merchandise sales revenues, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, green fees, cart rental fees, instruction fees, membership charges, restaurant, snack bar and pro shop revenues;

(d)           All present and future Deposit Accounts of Grantor, including any demand, time, savings, passbook or like account maintained by Grantor with any bank, savings and loan association, credit union or like organization, and all money, Cash and Cash Equivalents of Grantor, whether or not deposited in any such deposit account;

(e)           All present and future books and records, including books of account and ledgers of every kind and nature, all electronically recorded data relating to Grantor or the business thereof, all receptacles and containers for such records, and all files and correspondence;

(f)            All present and future Goods and Equipment, including all goods which are held for sale or lease or to be furnished (or which have been furnished) under any contract of service, or which are raw materials, work in process therefor, finished goods thereof or materials used or consumed in the manufacture or production thereof, goods in which Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which Grantor has an interest or right as consignee), goods that are returned to or repossessed by Grantor, all consumer goods, farm products, inventory, all manufacturing, distribution, selling, data processing and office equipment, rock and roll memorabilia, gaming devices and associated equipment (including gaming devices and associated equipment as defined in Nevada Revised Statutes Chapter 463), machinery, tools, molds, dies, furniture, furnishings, Fixtures, trade fixtures, vehicles, vessels, barges, including any buildings, construction or other improvements thereon, aircraft and all other goods used in connection with or in the conduct of Grantor’s business;

(g)           All present and future Inventory and merchandise, including all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing;

(h)           All present and future stocks, bonds, debentures, securities, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, investment property, Investments and/or brokerage accounts and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto;

(i)            All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

(j)            All other tangible and intangible Property of Grantor;

(k)           All rights, remedies, powers and/or privileges of Grantor with respect to any of the foregoing;

(l)            all of the following (the “Security Collateral”):

(i)            the indebtedness (the “Pledged Debt”) described on Schedule I and owing to Grantor by the issuers named therein and the Instruments evidencing the Pledged Debt, and all interest, cash, Instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt; and

(ii)           all additional indebtedness from time to time owed to Grantor by any obligor of the Pledged Debt or any other Person and the Instruments evidencing such indebtedness, and all interest, cash, Instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

(m)          all Investment Property;

(n)           all computer and other electronic data processing hardware, whether now or hereafter owned, licensed or leased by such Grantor, including (i) all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (ii) all software programs, whether now or hereafter owned, licensed or leased by Grantor, designed for used on the computers and electronic data processing hardware described in clause (i) of this paragraph (n), including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever), (iii) all firmware associated therewith, whether now or hereafter owned, licensed or leased by Grantor, and (iv) all documentation for such hardware, software and firmware described in the preceding clauses (i), (ii) and (iii), whether now or hereafter owned, licensed or leased by Grantor, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes (collectively, the “Computer Hardware and Software”), and all rights with respect thereto, including any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

(o)           to the extent not included in the foregoing, maps, surveys and similar items used or useful in Grantor’s business;

(p)           Any and all proceeds and products of any of the foregoing, including all money, Accounts, General Intangibles, Deposit Accounts, Documents, Instruments, Chattel Paper, Goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing;

provided that the term “Collateral”, as used in this Agreement, shall not include (i) Real Property or any interest therein or (ii) any stock of gaming licensees that is not transferable, provided that Grantor shall be obligated to proceed diligently to obtain all required approvals of Governmental Agencies to the grant of a security interest in such stock as contemplated by this Agreement; (iii) any other lease, license, contract, property rights or agreement to which Grantor is a party, or any of its rights or interests thereunder, if and only for so long as, the grant of such security interest constitutes or results in (A) the abandonment, invalidation or unenforceability of any right, title or interest of Grantor therein, or (B) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity), provided that, such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability is remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in subclause (A) of this clause (iii); or (iv) Equity Interests in excess of 65.0% of all the Equity Interests of any Foreign Subsidiary of Grantor. “Computer Hardware and Software” has the meaning set forth in paragraph (n) of the definition of Collateral.

“Credit Agreement” has the meaning set forth in the preamble hereof.

“Equity Interests” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest (other than an interest constituting Indebtedness) or participation that confers on any other Person the right to receive a share of the profits or losses of, or distributions of assets of, such partnership, whether outstanding on or issued after the date hereof.

“Grantor” has the meaning set forth in the preamble hereof.

“Investment Collateral” has the meaning set forth in Section 10.

“Pledged Debt” has the meaning set forth in paragraph (l)(i) of the definition of Collateral.

“Receivables” has the meaning set forth in paragraph (a) of the definition of Collateral.

“Secured Obligations” means any and all present and future Obligations of any type or nature of Grantor to any Secured Party arising under or relating to the Notes, this Agreement, the Collateral Documents or the Indenture or any one or more of them, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including Obligations of performance as well as Obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against Grantor.

“Secured Party” and “Secured Parties” have the meanings set forth in the preamble hereof.

“Security Collateral” has the meaning set forth in paragraph (l) of the definition of Collateral.

“UCC” means the Uniform Commercial Code in effect from time to time in the State of Nevada.

2.             Further Assurances.  At any time and from time to time at the request of Collateral Agent, Grantor shall execute and deliver to Collateral Agent all such financing statements and other instruments and documents in form and substance satisfactory to Collateral Agent as shall be necessary or desirable to fully perfect, when filed and/or recorded, Collateral Agent’s security interests granted pursuant to Section 3 of this Agreement.  At any time and from time to time, Collateral Agent shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, and to take all such other actions, as Collateral Agent may deem appropriate to perfect and to maintain perfected the security interests granted in Section 3 of this Agreement.  Before and after the occurrence of any Event of Default, at Collateral Agent’s request, Grantor shall execute all such further financing statements, instruments and documents, and shall do all such further acts and things, as may be deemed necessary or desirable by Collateral Agent to create and perfect, and to continue and preserve, an indefeasible security interest in the Collateral in favor of Collateral Agent, or the priority thereof.  With respect to any Collateral consisting of certificated securities, instruments, documents, certificates of title or the like, as to which Collateral Agent’s security interest need be perfected by, or the priority thereof need be assured by, possession of such Collateral, Grantor will upon demand of Collateral Agent deliver possession of same in pledge to Collateral Agent.  With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests or the like, Grantor hereby consents and agrees that the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Collateral Agent to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

3.             Grant of Security; Automatic Release of Security Interest; Subordination.

(a)           Grant of Security Interest.  For valuable consideration, Grantor hereby grants to Collateral Agent for the benefit of all Secured Parties a lien on and security interest in, all presently existing and hereafter acquired Collateral, as security for the timely payment and performance of the Secured Obligations, and each of them.  This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied, and notwithstanding the bankruptcy of Grantor or any other Person or any other event or proceeding affecting any Person.

(b)           Automatic Release of Security Interest.  The liens and security interests granted by Grantor hereunder are subject to release pursuant to the Intercreditor Agreement and the Indenture.

(c)           Subordination.  The liens and security interests granted in this Agreement, and the rights of the Secured Parties in respect thereof, are in all respects subject to the limitations, terms and conditions set forth in the Intercreditor Agreement.

4.             Grantor’s Representations, Warranties and Agreements.  Except as otherwise disclosed to Secured Parties in writing concurrently herewith, Grantor represents, warrants and agrees that: (a) Grantor will pay, prior to delinquency, all taxes, charges, Liens (except Permitted Liens) and assessments against the portion of the Collateral owned by it, except such as are timely contested in good faith, and upon its failure to pay or so contest such taxes, charges, Liens and assessments, Collateral Agent at its option may pay any of them, and Collateral Agent shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same; (b) the Collateral will not be used for any unlawful purpose or in violation of any law, regulation or ordinance, nor used in any way that will void or impair any insurance required to be carried in connection therewith; (c) Grantor will, to the extent consistent with good business practice, keep the portion of the Collateral owned by it in reasonably good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with such portion of the Collateral in all such ways as are considered good practice by owners of like Property; (d) Grantor will take all reasonable steps to preserve and protect the Collateral; (e) Grantor will maintain, with responsible insurance companies, insurance covering the Collateral against such insurable losses as is required by the Indenture and as is consistent with sound business practice, and will subject to the Intercreditor Agreement cause Collateral Agent for the benefit of all Secured Parties to be designated as an additional insured and loss payee with respect to all insurance, will obtain the written agreement of the insurers that such insurance shall not be cancelled, terminated or materially modified to the detriment of Secured Parties without at least 30 days prior written notice to Secured Parties, and will furnish copies of such insurance policies or certificates to Secured Parties promptly upon request therefor; (f) Grantor will promptly notify Collateral Agent in writing in the event of any substantial or material damage to the Collateral from any source whatsoever, and, except for the disposition of collections and other proceeds of the Collateral permitted by Sections 3 and 6 hereof, Grantor will not remove or permit to be removed any part of the Collateral from its place of business without the prior written consent of Collateral Agent, except for such items of the Collateral as are removed in the ordinary course of business or in connection with any transaction or disposition otherwise permitted by the Indenture; (g) in the event Grantor changes its name, its address or its jurisdiction of formation from that set forth herein or in the Indenture, Grantor will notify Collateral Agent of such name and/or address change promptly, but in any event, within thirty days; (h) all of the Equipment and Inventory are located at the places specified to Schedule A hereto, except for (x) Inventory and Equipment in transit and (y) other Equipment and Inventory with an aggregate value that does not exceed $250,000; (i) except as disclosed on Schedule B hereto, during the five years preceding the date hereof Grantor has not been known by any legal name different from the one set forth on the signature page of this Agreement nor has Grantor been the subject of any merger or other corporate reorganization;  (j) none of the Receivables is evidenced by a promissory note or other instrument; (k) Grantor is the legal and beneficial owner of the Collateral free clear of any Lien, other than Permitted Liens under the Indenture and no effective financing statement or other instrument similar in effect covering all or any part the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to this Agreement or as may have been filed to reflect any Permitted Lien; (l) Grantor has exclusive possession and control of the Equipment and Inventory of Grantor except for (x) Equipment leased by Grantor as a lessee, Equipment in the possession and control of Grantor’s lessees and licensees under written lease and license agreements entered into in the ordinary course of business and consistent with past practice, and (y) Equipment and Inventory in transit with common or other carriers; (m) the Pledged Debt of Grantor, if any, is in all respects what it purports to be and represents genuine debt owing to Grantor arising from bona fide transactions completed in accordance with the terms and provisions contained in the document (if any) delivered to the Collateral Agent with respect thereto; (n) the pledge of the Pledged Debt, if any, pursuant to this Agreement creates a valid and perfected security interest in the Pledged Debt, respectively, subject to Permitted Liens under the Indenture and the Intercreditor Agreement; (o) the Pledged Debt constitutes, as of the date hereof, all of the notes and instruments payable to or owned by Grantor, except for notes and instruments with an outstanding principal amount of less than $250,000 and except for notes and instruments received in the ordinary course of business and which Grantor is not required to deliver to the Collateral Agent pursuant to this Agreement or of which the Collateral Agent has not at any time requested possession and which are not a material portion of the Collateral either singly or in the aggregate; and (p) no authorization, approval or other action by, and no notice to or filing with, any governmental authority (other than such authorizations, approvals and other actions as have already been taken or are in full force and effect) is required (x) for the pledge of the Security Collateral, for the grant of the security interest in the Collateral held by Grantor hereby or for the execution, delivery or performance of this Agreement by Grantor, or (y) for the exercise by the Collateral Agent of any rights or remedies in respect of the Collateral hereunder except as may be required for the Collateral Agent to receive payments directly from the United States government under the Assignment of Claims Act of 1940 (31 U.S.C. § 3727 and 41 U.S.C. § 15).

5.             Collateral Agent’s Rights Re Collateral.  Subject to the terms of the Intercreditor Agreement, at any time (whether or not an Event of Default has occurred), without notice or demand and at the expense of Grantor, Collateral Agent may, to the extent it may be necessary or desirable to protect the security hereunder, but Collateral Agent shall not be obligated to: (a) enter upon any premises on which Collateral is situated and examine the same or (b) perform any obligation of Grantor under this Agreement or any obligation of any other Person under the Indenture.  Subject to the terms of the Intercreditor Agreement, at any time and from time to time, at the expense of Grantor, Collateral Agent may, to the extent it may be necessary or desirable to protect the security hereunder, but Collateral Agent shall not be obligated to:  (i) notify obligors on the Collateral that the Collateral has been assigned to Collateral Agent; (ii) at any time and from time to time request from obligors on the Collateral, in the name of Grantor or in the name of Collateral Agent, information concerning the Collateral and the amounts owing thereon; and (iii) cause the Collateral to be registered in the name of Collateral Agent, as legal owner.  Grantor shall maintain books and records pertaining to the Collateral in such detail, form and scope as

Collateral Agent shall reasonably require consistent with Collateral Agent’s interests hereunder.  Grantor shall at any time at Collateral Agent’s request mark the Collateral and/or Grantor’s ledger cards, books of account and other records relating to the Collateral with appropriate notations satisfactory to Collateral Agent disclosing that they are subject to Collateral Agent’s security interests.  Collateral Agent shall at all reasonable times on reasonable notice have full access to and the right to audit any and all of Grantor’s books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral and to do whatever else Collateral Agent reasonably may deem necessary or desirable to protect its interests; provided, however, that any such action which involves communicating with customers of Grantor shall be carried out by Collateral Agent through Grantor’s independent auditors unless Collateral Agent shall then have the right directly to notify obligors on the Collateral as provided in Section 9.  Collateral Agent shall be under no duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral, whether or not an Event of Default shall have occurred, or to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Secured Obligations.  Collateral Agent shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of Grantor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.

6.             Collections on the Collateral.  Except as otherwise provided in the Indenture or the Intercreditor Agreement, Grantor shall have the right to use and to continue to make collections on and receive dividends and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing.  Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, at the option of Collateral Agent, Grantor’s right to make collections on and receive dividends and other proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by Grantor in trust for Collateral Agent on behalf of the Secured Parties and immediately delivered in kind to Collateral Agent.  Any remittance received by Grantor from any Person shall be presumed to relate to the Collateral and to be subject to Collateral Agent’s security interests.  Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of Collateral Agent or in the name of Grantor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and Grantor hereby authorizes Collateral Agent to affix, by facsimile signature or otherwise, the general or special endorsement of it, in such manner as Collateral Agent shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Collateral Agent without appropriate endorsement, and Collateral Agent and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by Grantor, to the same extent as though it were manually executed by the duly authorized officer of Grantor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

7.             Possession of Collateral by Collateral Agent.  Subject to the terms of the Intercreditor Agreement, all the Collateral now, heretofore or hereafter delivered to Collateral Agent shall be held by Collateral Agent in its possession, custody and control.  Any or all of the Collateral delivered to Collateral Agent may be held in an interest-bearing or non-interest-bearing account, in Collateral Agent’s sole and absolute discretion, and Collateral Agent may, in its discretion, apply any such interest to payment of the Secured Obligations.  Nothing herein shall obligate Collateral Agent to invest any Collateral or obtain any particular return thereon.  Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in Collateral Agent’s possession, custody or control, Collateral Agent may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of Grantor’s obligations with respect thereto, or otherwise.  Collateral Agent may at any time deliver or redeliver the Collateral or any part thereof to Grantor, and the receipt of any of the same by Grantor shall be complete and full acquittance for the Collateral so delivered, and Collateral Agent thereafter shall be discharged from any liability or responsibility therefor.  So long as Collateral Agent exercises reasonable care with respect to any Collateral in its possession, custody or control, Collateral Agent shall have no liability for any loss of or damage to such Collateral, and in no event shall Collateral Agent have liability for any diminution in value of Collateral occasioned by economic or market conditions or events.  Collateral Agent shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of Collateral Agent is accorded treatment substantially equal to that which Collateral Agent accords its own property, it being understood that Collateral Agent shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

8.             Events of Default.  There shall be an Event of Default hereunder upon the occurrence and during the continuance of an Event of Default under the Indenture.

9.             Rights Upon Event of Default.  Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies that Collateral Agent may have under applicable law or in equity or under this Agreement (including all rights set forth in Section 6 hereof) or under the Indenture, all of its rights and remedies as a secured party under the Uniform Commercial Code as enacted in any jurisdiction, and, in addition, the following rights and remedies, all of which may be exercised with or without notice to Grantor and without affecting the Obligations of Grantor hereunder or under the Indenture, or the enforceability of the Liens and security interests created hereby: (a) to foreclose the Liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process; (b) to enter any premises where any

Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker’s board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to Collateral Agent; (d) to notify obligors on the Collateral that the Collateral has been assigned to Collateral Agent and that all payments thereon are to be made directly and exclusively to Collateral Agent; (e) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (f) to cause the Collateral to be registered in the name of Collateral Agent, as legal owner; (g) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Collateral Agent may deposit or surrender control of the Collateral and/or accept other Property in exchange for the Collateral; (h) to settle, compromise or release, on terms acceptable to Collateral Agent, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (i) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of Collateral Agent or in the name of Grantor; (j) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Collateral Agent or in the name of Grantor, any and all steps, actions, suits or proceedings deemed by Collateral Agent necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Collateral Agent which may release any obligor from personal liability on any of the Collateral, and Grantor waives any right not expressly provided for in this Agreement to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by Collateral Agent in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Collateral Agent or Grantor may be applied by Collateral Agent without notice to Grantor to the Secured Obligations in such order and manner as Collateral Agent in its sole discretion shall determine; (k) to insure, process and preserve the Collateral; (l) to exercise all rights, remedies, powers or privileges provided under any of the Indenture; (m) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Collateral Agent may, at the cost and expense of Grantor, use such of its supplies, equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the portion of the Collateral owned by Grantor or to properly administer and control the handling of collections and realizations thereon, and Collateral Agent shall be deemed to have a rent-free tenancy of premises of Grantor for such purposes and for such periods of time as reasonably required by Collateral Agent; (n) to receive, open and dispose of all mail addressed to Grantor and notify postal authorities to change the address for delivery thereof to such address as Collateral Agent may designate; provided that Collateral Agent agrees that it will promptly deliver over to Grantor such opened mail as does not relate to the Collateral; and (o) to exercise all other rights, powers, privileges and remedies of an owner of the Collateral; all at Collateral Agent’s sole option and as Collateral Agent in its sole discretion may deem advisable.  Grantor will, at Collateral Agent’s request, assemble the Collateral and make it available to Collateral Agent at places which Collateral Agent may designate, whether at the premises of Grantor or elsewhere, and will make available to Collateral Agent, free of cost, all premises, equipment and facilities of Grantor for the purpose of Collateral Agent’s taking possession of the Collateral or storing same or removing or putting the Collateral in salable form or selling or disposing of same.

Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, Collateral Agent also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court (and Grantor hereby expressly consents upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof.  Taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice.  The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

Any public or private sale or other disposition of the Collateral may be held at any office of Collateral Agent, or at Grantor’s places of business, or at any other place permitted by applicable law, and without the necessity of the Collateral’s being within the view of prospective purchasers.  The Collateral Agent may also request, in connection therewith, the Nevada Gaming Commission to petition a District Court of the State of Nevada for the appointment of a supervisor to conduct the normal gaming activities on the premises following the appointment of a receiver.  Collateral Agent may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine, and Grantor expressly waives any right to direct the order and manner of sale of any Collateral.  Collateral Agent or any Person on Collateral Agent’s behalf may bid and purchase at any such sale or other disposition.  Subject to the terms of the Intercreditor Agreement, the net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including reasonable attorneys’ fees and disbursements) of retaking, holding, storing, processing and preparing for sale or lease, selling, leasing, collecting, liquidating and the like, and then to the satisfaction of the Secured Obligations in such order as shall be determined by Collateral Agent in its sole and absolute discretion.  Subject to the terms of the Intercreditor Agreement, Grantor and any other Person then obligated therefor shall pay to Collateral Agent on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral.

Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Collateral Agent will send or otherwise make available to Grantor reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made.  The requirement of sending reasonable notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to Grantor at its address set forth in the Indenture, or delivered or otherwise sent to Grantor, at least five (5) days before the date of the sale.  Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this paragraph.

With respect to any Collateral consisting of securities, partnership interests, joint venture interests, Investments or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable laws, Collateral Agent may subject to the terms of the Intercreditor Agreement, in its sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as provided in the UCC.  Without limiting the foregoing but subject to the terms of the Intercreditor Agreement, Collateral Agent may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof.  In the event that any such Collateral is sold at private sale, Grantor agrees that if such Collateral is sold for a price which Collateral Agent in good faith believes to be reasonable under the circumstances then existing, then (a) the sale shall be deemed to be commercially reasonable in all respects, (b) Grantor shall not be entitled to a credit against the Secured Obligations in an amount in excess of the purchase price, and (c) Collateral Agent shall not incur any liability or responsibility to Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale.  Grantor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by Collateral Agent of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

Upon consummation of any sale of Collateral hereunder, Collateral Agent shall, subject to the terms of the Intercreditor Agreement, have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of Grantor or any other Person, and Grantor hereby waives (to the extent permitted by applicable laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  If the sale of all or any part of the Collateral is made on credit or for future delivery, Collateral Agent shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by Collateral Agent, and any Collateral so sold may be retained by Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof.  Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

10.           Voting Rights; Dividends; etc.  Subject to the terms of the Intercreditor Agreement, with respect to any Collateral consisting of securities, partnership interests, joint venture interests, Investments or the like (referred to collectively and individually in this Section 10 and in Section 11 as the “Investment Collateral”), so long as no Event of Default occurs and remains continuing:

10.1         Voting Rights.  Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Investment Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Indenture, or the Intercreditor Agreement; provided, however, that Grantor shall not exercise, or shall refrain from exercising, any such right if it would result in a Default.

10.2         Dividend and Distribution Rights.  Except as otherwise provided in the Indenture or the Intercreditor Agreement, Grantor shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of the Investment Collateral; provided, however, that any and all such dividends or distributions received in the form of capital stock, certificated securities, warrants, options or rights to acquire capital stock or certificated securities forthwith shall be, and the certificates representing such capital stock or certificated securities, if any, forthwith shall be delivered to Collateral Agent to hold as pledged Collateral and shall, if received by Grantor, be received in trust for the benefit of Collateral Agent, be segregated from the other Property of Grantor, and forthwith be delivered to Collateral Agent as pledged Collateral in the same form as so received (with any necessary endorsements).

11.           Rights During Event of Default.  Subject to the terms of the Intercreditor Agreement, with respect to any Investment Collateral, so long as an Event of Default has occurred and is continuing:

11.1         Voting, Dividend, and Distribution Rights.  At the option of Collateral Agent, all rights of Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 10.1 above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 10.2 above, shall cease, and all such rights thereupon shall become vested in Collateral Agent which thereupon shall have the sole right to exercise such voting and other consensual rights and to receive and to hold as pledged Collateral such dividends and distributions.

11.2         Dividends and Distributions Held in Trust.  All dividends and other distributions which are received by Grantor contrary to the provisions of this Agreement shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of Grantor, and forthwith shall be paid over to Collateral Agent as pledged Collateral in the same form as so received (with any necessary endorsements).

11.3         Irrevocable Proxy.  Grantor does hereby revoke all previous proxies with regard to the Investment Collateral and appoint Collateral Agent as its proxyholder to attend and vote at any and all meetings of the shareholders or other equity holders of the Persons that issued the Investment Collateral and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy, and to execute any and all written consents of shareholders or equity holders of such Persons executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if Grantor had personally attended the meetings or had personally voted its shares or other interests or had personally signed the written consents; provided, however, that the proxyholder shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default.  Grantor hereby authorizes Collateral Agent to substitute another Person as the proxyholder and, upon the occurrence and during the continuance of any Event of Default, hereby authorizes the proxyholder to file this proxy and any substitution instrument with the secretary or other appropriate official of the appropriate Person.  This proxy is coupled with an interest and is irrevocable until such time as all Secured Obligations have been paid and performed in full.

12.           Attorney-in-Fact.  Subject to the terms of the Intercreditor Agreement, Grantor hereby irrevocably nominates and appoints Collateral Agent as its attorney-in-fact for the following purposes:  (a) to do all acts and things which Collateral Agent may deem necessary or advisable to perfect and continue perfected the security interests created by this Agreement and, upon the occurrence and during the continuance of an Event of Default, to preserve, process, develop, maintain and protect the Collateral; (b) upon the occurrence and during the continuance of an Event of Default, to do any and every act which Grantor is obligated to do under this Agreement, at the expense of Grantor and without any obligation to do so; (c) to prepare, sign, file and/or record, for Grantor, in the name of Grantor, any financing statement, application for registration, or like paper, and to take any other action deemed by Collateral Agent necessary or desirable in order to perfect or maintain perfected the security interests granted hereby; and (d) upon the occurrence and during the continuance of an Event of Default, to execute any and all papers and instruments and do all other things necessary or desirable to preserve and protect the Collateral and to protect Collateral Agent’s security interests therein; provided, however, that Collateral Agent shall be under no obligation whatsoever to take any of the foregoing actions, and, absent bad faith or actual malice, Collateral Agent shall have no liability or responsibility for any act taken or omission with respect thereto.

13.           Costs and Expenses.  Grantor agrees to pay to Collateral Agent all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Collateral Agent in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof as and to the extent provided for in Sections 7.1, 7.2 and 7.7 of the Indenture.  All amounts reimbursable pursuant to Sections 7.1, 7.2 and 7.7 of the Indenture, shall be secured hereby and shall become a part of the Secured Obligations and shall be paid to Collateral Agent by Grantor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Indenture.

14.           Statute of Limitations and Other Laws.  Until the Secured Obligations shall have been paid and performed in full, the power of sale and all other rights, privileges, powers and remedies granted to Collateral Agent hereunder shall continue to exist and may be exercised by Collateral Agent at any time and from time to time irrespective of the fact that any of the Secured Obligations may have become barred by any statute of limitations.  Grantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

15.           Other Agreements.  Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement executed by Grantor or in connection with the Secured Obligations, but each and every term and condition hereof shall be in addition thereto.  All provisions contained in the Indenture or the Intercreditor Agreement that apply to

Collateral Documents generally are fully applicable to this Agreement and are incorporated herein by this reference.

16.           Continuing Effect.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Collateral Agent or any Noteholder, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

17.           Release of Collateral.  This Agreement shall be terminated and the security interests in the Collateral provided for hereunder shall be released when all Secured Obligations have been paid in full in cash or otherwise performed in full and, in connection with any sale or other disposition of Collateral permitted by the terms of the Indenture or the Intercreditor Agreement, Collateral Agent’s security interest in such Collateral shall be released in accordance with the terms of Article 10 of the Indenture and the Intercreditor Agreement.  Upon the occurrence of any such event, Collateral Agent shall release and return the applicable pledged Collateral to Grantor, or to the Person or Persons legally entitled thereto in accordance with the terms of the Intercreditor Agreement and Article 10 of the Indenture, all as reasonably requested by, and at the sole expense of, Grantor.

18.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

19.           Additional Powers and Authorization.  The Collateral Agent has been appointed as the Collateral Agent hereunder pursuant to the Indenture and shall be entitled to the benefits of the Indenture.  Notwithstanding anything contained herein to the contrary, the Collateral Agent may employ agents, trustees, or attorneys-in-fact and may vest any of them with any Property (including, without limitation, any Collateral pledged hereunder), title, right or power deemed necessary for the purposes of such appointment.

20.           GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LOCAL LAWS OF THE STATE OF NEVADA, WITHOUT REFERENCE TO THE CHOICE OF LAW OR CONFLICTS OF LAWS PROVISIONS THEREOF.

21.           WAIVER OF JURY TRIAL.  GRANTOR AND COLLATERAL AGENT EXPRESSLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR

RELATED TO THIS AGREEMENT, THE INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  GRANTOR AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, THE INDENTURE OR THE COLLATERAL DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE INDENTURE AND THE COLLATERAL DOCUMENTS.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their respective duly authorized officers as of the date first written above.

“Grantor”

HARD ROCK HOTEL, INC.,
a Nevada corporation

By:
Title:

ACCEPTED AND AGREED
AS OF THE DATE FIRST WRITTEN ABOVE:

“Collateral Agent”

U.S. BANK NATIONAL ASSOCIATION, as indenture trustee and collateral agent under the Indenture

By:
Title: